Exhibit 4.5

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION


                      REGULATION S SUBSCRIPTION AGREEMENT




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               THE SECURITIES BEING OFFERED HEREBY HAVE NOT BEEN
               REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE
               ACT  OR  AN   EXEMPTION   FROM  THE  REGISTRATION
               REQUIREMENTS OF THE ACT IS AVAILABLE.


                      REGULATION S SUBSCRIPTION AGREEMENT

         THIS AGREEMENT has been executed by the undersigned, ________________, whose address is __________________________ (the "Subscriber"), in connection with the purchase of 5,000 shares (the "Shares") of common stock, $.08 par value (the "Common Stock") of AMERICAN INTERNATIONAL PETROLEUM CORPORATION (the "Company") located at 444 Madison Avenue, Suite 3203, New York, New York 10022, a corporation organized under the laws of Nevada, United States of America.

         WHEREAS, the Company proposes to issue 5,000 Shares pursuant to Regulation S, ("Regulation S") promulgated under the Securities Act of the 1933, as amended (the "Act") in consideration for $2,500 worth of certain consulting services ("Services") effective on the acceptance of this subscription by the Company, and

         WHEREAS, the Shares will be offered and issued pursuant to an exemption from registration provided by Regulation S, and

         WHEREAS, upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Share Certificates shall bear the following legend:

               THE SECURITY EVIDENCED HEREBY WAS ORIGINALLY ISSUED PURSUANT TO REGULATION S ("REGULATION S") UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
               SECTION 5 OF THE SECURITIES ACT, AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION.



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         NOW THEREFORE, the Subscriber agrees with the Company as follows:

         1. Subscription. Subject to its terms and conditions and further subject to acceptance of this Agreement by the Company, the Subscriber agrees to purchase from the Company 5,000 Shares for an aggregate purchase price of U.S. $2,500, in an offering of 5,000 Shares ending at the close of business on November 8, 1996 (the "Payment Date").

         2. Delivery and Payment. Delivery of and payment for the Shares shall be made at such time and place as the Company and the Subscriber shall agree.

         Shares shall be registered in the Subscriber's name and issued not later than three full business days after the acceptance of this Agreement by the Company. Shares shall be registered in the Subscriber's name and not in nominee or other names.

         3. Representations and Warranties of the Subscriber. The Subscriber hereby represents and warrants to the Company as follows:

                  (a) The Subscriber acknowledges that he has received a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, the Company's Form 10-Q for the quarterly period ended June 30, 1996, and a Proxy Statement of the Company dated June 12, 1996 and is acquainted with the business and financial condition of the Company. The Subscriber further acknowledges that he has had an opportunity to ask questions of and receive answers from the Company's executive officers concerning the Company and the terms and conditions of this investment and all such questions have been answered to the full satisfaction of the Subscriber. The Subscriber hereby further represents and warrants that it is aware that there are substantial risks incident to an investment in the Company and that no Federal or State agency has passed upon the Shares or made any finding or determination as to the fairness of an investment in the Company.

                  (b) The Subscriber has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Subscriber enforceable in accordance with its terms.

                  (c)      The  Subscriber  is  acquiring  Shares  for  its  own
                           account and risk and not as part of any plan or scheme to evade the registration requirements of the Act, and no other person has or will have at the Payment Date any interest in or participation in the Subscriber's Shares or any right, option, security interest, pledge or other interest in or to such Shares. The Subscriber understands and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time. The Shares have not been registered under the Act. The Shares may not be offered or sold, directly or indirectly, in the United States or to any natural person who is a resident of the United States or to any U.S. person, as defined in Regulation S, or for the account or benefit of any U.S. person unless registered or exempt from registration under the Act and any applicable state securities or blue sky laws (the "State Acts"). The Subscriber also understands that the Company is under no obligation to register any Shares on behalf of the Subscriber or to assist it in complying with any exemption from registration.

                  (d) The Subscriber is not a U.S. person, and is not acquiring the Shares, directly or indirectly, for the account or benefit of any U.S. person in violation of Regulation S pursuant to which

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                           regulation the Shares are being sold.

                  (e) The Subscriber agrees to dispose of or encumber its Shares only if (i) such Shares are duly registered under the Act and all applicable State Acts, or (ii) an exemption from registration under the Act, including any exemption from the registration requirements of the Act pursuant to Regulation S, and all applicable State Acts, is available.

                  (f) This Agreement has not been executed or delivered by the Subscriber in the United States, and neither the Subscriber nor any person acting on behalf of the Subscriber engaged directly or indirectly in any negotiations with respect to this Agreement in the United States or was located in the United States at the time of the buy order or offer to purchase the securities.

                  (g) Neither the Subscriber, nor any officer, director or 5% or more shareholder thereof, has been:

                           (i) Convicted within the preceding ten years of any felony or misdemeanor in connection with the offer, purchase or sale of any security or commodity involving the making of a false filing with the Commission.

                           (ii) Subject to any order, judgment or decree of any court of competent jurisdiction temporarily or preliminary enjoining or restraining, or subject to any order, judgment or decree of any court of competent jurisdiction, entered within the preceding five years, permanently enjoining or restraining the investor from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or commodity or involving the making or a false filing with the Commission or any state, or arising out of the conduct of the business of any underwriter, broker, dealer, municipal securities dealer or investment advisor.

                           (iii) Subject to an order of the Commission entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Securities Exchange Act of l934, as amended (the "Exchange Act"); or subject to an order or the Commission entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of l940.

                           (iv) Suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to
                                    Section   6   of   the   Exchange   Act,  an
                                    association   registered   as   a   national
                                    securities association under Section 15A  of
                                    the Exchange Act or  a  Canadian  securities
                                    exchange   or  association  for  any  act or
                                    omission   to   act   constituting   conduct
                                    inconsistent   with   just   and   equitable
                                    principles  of trade.

                           (v) Filed a registration statement which is the subject of a registration stop order entered pursuant to the Act or any State Act within the preceding five years.

                           (vi) Subject to any state's administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities.

                  (h) The offer leading to the sale evidenced hereby was made in an "offshore transaction", for purposes of Regulation S.

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                           Subscriber   is  familiar   with  the   provision  of
                           Regulation S.

                  (i) Neither the Subscriber nor any affiliate of the Subscriber or any person acting on their behalf, has made or is aware of any "directed selling efforts" in the United States, which is defined in Regulation S to be any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the securities being purchased hereby.

                  (j) The Subscriber understands that the Company is the issuer of the securities which are the subject of this Agreement. The Subscriber shall not, during the 40-day restricted period set forth under Rule 903(c)(2) of Regulation S, act as a distributor, either directly or through any affiliate, nor shall he sell, transfer, hypothecate or otherwise convey the securities offered hereby or any interest therein, other than to a non U.S. person, or in any other manner offer or sell securities of the Company in violation of Regulation S or the Act. Such 40-day restricted period shall not begin until the closing of the Offering at the end of business on the Payment Date and, otherwise, as provided in Regulation S.

                  (k) If the Subscriber is a corporation or trust or other entity, the officer or trustee or other person executing this Agreement represents and warrants that he is authorized to so sign and that the entity is authorized by the governing documents of the entity, to make this investment;

                  (l) The Subscriber understands that the offer and sale of the Shares is being made only by means of this Agreement. In deciding to subscribe for the Shares, the Subscriber has not considered any information other than that contained in this Agreement and all documents provided to the Subscriber by the Company. The Subscriber acknowledges that each of such documents contain on the cover thereof a legend as to the absence of registration of the Shares under the Act and the restrictions arising under the Act. The Subscriber acknowledges and agrees that the purchase of the Shares involves a high degree of risk and that the Subscriber may sustain, and has the financial ability to sustain, the loss of its entire investment.

                  4. Representations and Warranties of the Company. The Company represents and warrants to the Subscriber, that:

                  (a)  This Agreement has been duly authorized by the Company.

                  (b) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company has the corporate power and authority necessary to enter into and perform its obligations under this Agreement, and to issue, sell and deliver the Shares.

                  (c) There is no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body which might prevent the issuance of the Shares. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that would prevent the issuance of the Shares.

                  (d) No form of general solicitation or general advertising was used by the Company or any of its representatives in connection with the offer and sale of the Shares, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, and no seminar or meeting whose attendees

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have been invited by any general  advertising  was used by the Company or any of its representatives in connection with the offer and sale of the Shares.

                  (e) Reporting Company Status. The Company is a "Reporting Company" as ]defined by Rule 902 of Regulation S. The Company is in full compliance, to the extent applicable, with applicable reporting obligations under either Section 12(b), 12(g) or 15(d) of the Securities and Exchange Act of 1934, as amended.

         5. Reliance on Representations. The Subscriber understands that the Company is relying on the Subscriber's representations concering the Subscriber's compliance with the rules governing offers and sales made outside the United States pursuant to Regulation S.

         6. Conditions  of  the  Subscriber's  Obligations.    The  Subscriber's
obligation to purchase the Shares subject to the satisfaction of each and every one of the following conditions as of the Payment Date:

                  (a) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Shares shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated.

                  (b) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would prevent the issuance of the Shares. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued that would prevent the issuance of the Shares.

         7. Conditions of the Company's Obligations. The Company's obligations to sell the Shares under this Agreement on the Payment Date, is subject to the satisfaction of each and every one of the following conditions as of the Payment
Date:

                  (a) All of the representations and warranties of the Subscriber contained in this Agreement shall be true and correct on the Payment Date with the same force and effect as if made on and as of the Payment Date. The Subscriber shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Payment Date.

                  (b) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated. No stop order suspending the sale of the Shares shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated.

                  (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency that would prevent the issuance of the Shares. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued that would prevent the issuance of the Shares.

         8. Subsequent Transfers of the Securities. The Subscriber further agrees that, in connection with the resale of the Shares it will offer to sell the Shares only after 41 days from the date of the closing of the last purchase under the Offering, and only to, and will solicit offers to buy the Shares only from, persons who in purchasing such Shares will have represented and agreed that (1) they are purchasing the Shares for their own account, (2) all requirements of Regulation S have been satisfied, (3) if sold outside the United States, the sale shall be to a foreign person in a transaction meeting the requirements of Rule

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904 of Regulation S under the Act, and (4) the holder will, and each  subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in Regulation S.

         9. Notice. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to American International Petroleum Corporation, 444 Madison Avenue, Suite 3203, New York, New York 10022,
Attention: Denis J. Fitzpatrick, with a copy to Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158, (ii) if to the Subscriber at the address set forth at the signature page of this Agreement, or in any case to such other address as the person to be notified may have requested in writing.

         10. Miscellaneous. Except as otherwise provided, this Agreement has been and is made solely for the benefit of the Company and shall be binding upon the Subscriber and its successors and assigns, all as and to the extent provided in this Agreement, and no other persons shall acquire or have any right under or by virtue of this Agreement. Subscriber shall not assign this Agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AND EACH PARTY HEREBY AGREES THAT ALL PERFORMANCE DUE WITH RESPECT TO TRANSACTIONS UNDERTAKEN PURSUANT TO THIS AGREEMENT SHALL BE DEEMED TO BE DUE OR TO HAVE OCCURRED IN NEW YORK. THE EXCLUSIVE VENUE AND PLACE OF JURISDICATION FOR ANY LITIGATION ARISING FROM OR RELATED TO THIS AGREEMENT SHALL BE THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR THE NEW YORK STATE SUPREME COURT LOCATED IN THE COUNTY OF NEW YORK. THE PARTIES HERETO WAIVE TRIAL BY JURY OF ANY DISPUTES BETWEEN THEM.



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         IN WITNESS WHEREOF,  the parties have executed this Agreement,  the 8th day of November, 1996.

Number of Shares subscribed for:


                                            Name of Subscriber:




Address:


Country in which this Agreement is executed by Subscriber:


Telephone Number:

Telecopier Number:


Social Security No. or Tax I.D. No. (if applicable):  N/A


AMERICAN INTERNATIONAL
PETROLEUM CORPORATION


By:      ____________________________________
         Denis J. Fitzpatrick, Vice President



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